STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of February 8, 2007 (this "Agreement"), by and between Edward Lynch, an individual with an address at 289 Blue Sky Parkway, Lexington, Kentucky 40509 (the "Seller"), and Xia Wu, an individual with an address of P.O. Box 031-072,Shennan Zhong Road, Shenzhen City, P.R. China(the "Purchaser").

                                   BACKGROUND

      The Seller is the owner of 15,000,000 shares of common stock of the Company (the "Seller Shares"), which represent approximately 97.72% of the issued and outstanding capital stock of the Company as of the date hereof calculated on a fully-diluted basis. The Seller desires to sell, and the Purchaser desires to purchase, all of the Seller Shares.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company, the Seller and the Purchaser hereby agree as follows:

1. Purchase and Sale.

      The Seller shall sell, transfer, convey and deliver unto the Purchaser, and the Purchaser shall acquire and purchase from the Seller, all of the Seller Shares.

2. Purchase Price.

      (a) General. The purchase price (the "Purchase Price") for the Seller Shares and for the Note is FIVE HUNDRED NINETY SIX THOUSAND SEVEN HUNDRED FORTY FIVE DOLLARS ($596,745.00 US) payable as specified in this Section 2, subject to the other terms and conditions of this Agreement.

      (b) Deposit. The Purchaser has deposited Fifty Thousand Dollars ($50,000) of the Purchase Price into escrow (the "Deposit"), pursuant to the Escrow Agreement, dated as of January 12, 2007, by and among Tree Anchor Law Firm, PLLC, a Kentucky limited liability company (the "Escrow Agent"), the Seller and the Purchaser (the "Escrow Agreement").

      (c) Payment at Closing. At the Closing, the Purchaser shall pay to the Seller the remainder of the Purchase Price in the amount of FIVE HUNDRED FORTY SIX THOUSAND SEVEN HUNDRED FORTY FIVE DOLLARS ($546,745.00 US) (the "Closing Payment") via wire transfer of immediately available funds, or certified check

3. The Closing.

      (a) General. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than February 15, 2007 or such other date as the Purchaser and the Seller may mutually determine in writing (the "Closing Date").

      (b) Deliveries at the Closing. At the Closing: (i) the Seller shall deliver to the Purchaser's attorney at Eaton & Van Winkle, LLP, with offices at 3 Park Avenue, New York, New York 10016, the various certificates, instruments, and documents referred to in Section 11(a), (ii) the Purchaser shall deliver to the Seller the various certificates, instruments, and documents referred to in
Section 11(b), (iii) the Seller shall deliver to the Purchaser's attorney at Eaton & Van Winkle, LLP, with offices at 3 Park Avenue, New York, New York 10016, the Stock Certificates, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, and (iv) the Purchaser shall deliver to the Seller the Closing Payment, subject to certain adjustments, as set forth in Section 2.

4. Defined Terms.

      The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

      "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

      "Agreement" shall have the meaning set forth in the Caption.

      "Affiliate" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

      "Certificates" shall have the meaning set forth in Section 3(b).

      "Closing" shall have the meaning set forth in Section 3(a).

      "Closing Date" shall have the meaning set forth in Section 3(a).

      "Closing Payment" shall have the meaning set forth in Section 2(c).

      "Common Stock" shall have the meaning set forth in Section 6(d).

      "Company" shall mean Industrial Electric Services, Inc. a Florida corporation incorporated on August 5, 2005.

      "Company SEC Documents" shall have the meaning set forth in Section 6(i).

      "Deposit" shall have the meaning set forth in Section 2(b).

      "Effective Date" shall have the meaning set forth in Section 11(a)(vii).

      "Escrow Agent" shall have the meaning set forth in Section 2(b).

      "Escrow Agreement" shall have the meaning set forth in Section 2(b).

      "Exchange Act" shall mean the Exchange Act of 1934, as amended.

      "GAAP" shall have the meaning set forth in Section 6(i).

      "Indemnified Party" shall have the meaning set forth in Section 12(d)(i).

      "Indemnifying Party" shall have the meaning set forth in Section 12(d)(i).

      "INEL LLC" shall mean Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003, a wholly-owned subsidiary of the Company.

      "Liabilities" shall mean any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

      "Liens" shall have the meaning set forth in Section 5(d).

      "Note" shall mean that certain convertible note of the Company evidencing the Company's indebtedness to International Machinery Movers, Inc., a copy of which is attached hereto as Exhibit B.

      "Parties" shall have the meaning of Purchaser and Seller.

      "Party" shall have the meaning of either the Purchaser or Seller.

      "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

      "Purchaser" shall have the meaning set forth in the Caption to this Agreement.

      "Purchase Price" shall have the meaning set forth in Section 2(a).

      "SEC" shall have the meaning set forth in Section 6(i).

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Seller" shall have the meaning set forth in the Caption to this Agreement.

      "Seller Shares" shall have the meaning set forth in the recitals to this Agreement.

      "SOX Certifications" shall have the meaning set forth in Section 6(i).

      "Third Party Claim" shall have the meaning set forth in Section 12(d)(i).

5. Representations and Warranties of the Sellers.

      The Seller represents and warrants to the Purchaser that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

      (a) The Seller has the power and authority to execute, deliver and perform the Seller's obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser the Seller Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

      (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any agreement to which the Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller.

      (c) This Agreement has been duly and validly executed by the Seller and constitutes the valid and binding obligation of the Seller and the Company, enforceable against the Seller and the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

      (d) The Seller Shares are owned beneficially and of record by the Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. The Seller owns the Seller Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, "Liens"), and upon delivery of the Seller Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Company was formed on August 5, 2005 to acquire all the interests of INEL LLC, which was acquired from the Seller and other parties in exchange for the issuance of the Seller Shares. At the time of such acquisition and issuance, INEL LLC had such assets and operations as are reflected in the Company SEC Documents.

6. Representations and Warranties of the Seller concerning the Company.

      The Seller represents and warrants to the Purchaser that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6).

      (a) The Company is a corporation in good standing duly incorporated in the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. As INEL LLC has been dissolved, the Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity.

      (b) The Company's authorized capital stock, as of the date of this Agreement and as of the Closing, consists of 1,000,000,000 shares of common stock, no par value per share ("Common Stock"), of which 15,350,000 shares are issued and outstanding, and 20,000,000 shares of preferred stock, no par value per share, none of which is issued and outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) to the best knowledge of the Seller, between or among any of the Company's stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act. The stockholder list provided to the Purchaser is a current stockholder list generated by its transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company's Common Stock.

      (c) The Company does not have any restrictions in place relative to its ability to implement any reverse split of its Common Stock, except as such restrictions may be imposed under the laws of the state of Florida.

      (d) As of the date hereof, the Company has no Liabilities.

      (e) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Seller's knowledge, threatened against the Company or INEL LLC.

      (f) The Company has, to the best of its information and belief, one market maker for its Common Stock.

      (g) During the period from its inception through September 30, 2006, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the U.S. Securities and Exchange Commission (the "SEC") by the Company (all such documents, as amended or supplemented, are referred to collectively as the "Company SEC Documents") and (ii) all certifications and statements required by
(A) Rule 13a-14 or 15d-14 under the Exchange Act, or (B) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Company SEC Document (collectively, the "SOX Certifications"). The Company has made available to the Purchaser all SOX Certifications and comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company. Through September 30, 2006, the Company complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company contained in the Company SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company. Neither the Company nor, to the Company's knowledge, any of its officers, has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

      (h) Each of the Company and INEL LLC has properly filed all federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company or any of its subsidiaries, nor any tax liens whether existing or inchoate on any of the assets of the Company or any of its subsidiaries, except for current year taxes not presently due and payable. No Internal Revenue Service or foreign, state, county or local tax audit is currently in progress. Neither the Company nor any of its subsidiaries has waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

      (i) The Company does not have any ongoing operations and does not employ any employees and does not maintain any employee benefit or stock option plans.

      (j) Since September 30, 2006, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, including, but not limited to any adverse change in the condition, assets, Liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-QSB filed for the quarter ended September 30, 2006.

      (k) Each of the Company and INEL LLC has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or INEL LLC alleging any failure to so comply. To the knowledge of the Seller, neither the Company or INEL LLC, nor any officer, director, employee, consultant or agent of the Company or INEL LLC, has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or INEL LLC or any officers, directors, employees or consultants of the Company or INEL LLC to administrative or criminal penalties or sanctions.

      (l) No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain, at the time such statement was or is made, any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or are made, not misleading.

7. Representations and Warranties of the Purchaser.

      The Purchaser represents and warrants to the Seller that the statements contained in this Section 7 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 7).

      (a) The Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

      (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of, the Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

      (c) The Purchaser is acquiring the Seller Shares for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. The Purchaser is an Accredited Investor as set forth in SEC Regulation D and as such the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Seller Shares. The Purchaser acknowledges that the Shares have not been registered under the Securities Act, that such registration is required for any subsequent distribution, assignment or resale of the Shares unless there is an applicable exemption and that any such registration shall be the sole responsibility and expense of the Purchaser.

      (d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

      (e) No representation or warranty by the Purchaser in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain, at the time such statement was or is made, any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or are made, not misleading.

      (f) No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Seller will indemnify and hold the Buyer harmless against any liability or expense arising out of, or in connection with, any such claim.

9. Pre-Closing Covenants.

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 11 below).

      (b) Form 8-K Filing; Notices and Consents. Concurrent with the Closing of this Agreement, the Purchaser shall prepare, sign and be solely responsible for all fees and expenses concerning the Company's concurrent filing a Form 8-K with the SEC containing all of the information required in Form 8-K in connection with this Agreement and all transactions or agreements contemplated herein. The Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Purchaser may reasonably request. Each of the Parties will (and the Purchaser will cause and pay any and all fees and costs of the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. The parties acknowledge that, if required, the Purchaser will be preparing under SEC Rule 14f-1 under the Exchange Act an information statement containing certain specified disclosures and causing the same to be filed with the SEC and mailed to the Company's shareholders at least 10 days before any person designated by the Purchaser can become a director of the Company. The Purchaser and the Seller agree to cooperate fully with the Company in the preparation and filing of such information statement and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the information statement or any amendment thereto. Purchaser shall pay all fees and expenses associated with such filing. Otherwise, neither the Company nor the Seller nor the Purchaser is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

      (c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Exchange Act to make the Company a reporting company. Without limiting the generality of the foregoing, the Seller will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or Liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing), (v) enter into any agreement or incur any other commitment, or (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby.

      (d) Preservation of Business. The Seller will cause the Company to keep its business and properties substantially intact. INEL LLC shall have no assets, Liabilities, employees or consultants and shall have no operations or contractual obligations.

      (e) Notice of Developments. The Seller will give prompt written notice to the Purchaser of any material adverse development causing a breach of any of the representations and warranties in Section 5. The Purchaser will give prompt written notice to the Seller of any material adverse development causing a breach of any of the representations and warranties in Section 7. No disclosure by any Party pursuant to this Section 9, however, shall be deemed to amend or supplement the disclosures contained in any schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

10. Post-Closing Covenants.

      The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12). The Seller acknowledges and agrees that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 12)

      (c) Cooperation. The Seller acknowledges and agrees to cooperate with the Purchaser in connection with the filing of the Company's Annual Report on Form 10-KSB with the SEC for the fiscal year ended December 31, 2006. The Seller agrees to assist and will cause the Company's current auditor to assist the Purchaser in the performance of any action necessary or desirable to effect such filing as the Purchaser may reasonably request, at the sole cost and expense of the Purchaser.

11. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing are subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Sections 5 and 6 shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) the Company shall have procured all of the third party consents required in order to effect the Closing;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Seller Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (v) the Seller shall have delivered to the Purchaser a certificate to the effect that (A) each of the conditions specified above in Section 11(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities, except for those that are being paid from the proceeds of the sale of the Seller Shares at Closing, in accordance with the Funds Flow Memo;

            (vi) the Purchaser shall have received (A) the resignation of the sole director of the Company, effective as of the Closing, or if the Company files a Schedule 14f-1 information statement, as of the tenth (10th) day following the filing by the Company of such information statement with the SEC and transmittal thereof to all holders of record of securities of the Company who would be entitled to vote at a meeting for the election of directors (the "Effective Date") and (B) the resignation, effective as of the Closing, of the sole officer of the Company;

            (vii) the designees specified by the Purchaser shall have been appointed as officers of the Company and any designees of the Purchaser who may be lawfully appointed to the Board of Directors of the Company as of the Effective Date shall have been appointed;

            (viii) except for the dissolution of INEL LLC, there shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2006 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Company;

            (ix) the Purchaser shall have received a certificate from the President of the Company, dated as of the Closing Date, which shall certify to the truth, correctness and completeness of a copy of the Company's Articles of Incorporation and By-Laws, as amended to the Closing Date, and a copy of resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby;

            (x) the Company shall have maintained prior to and at the Closing its status as a company whose Common Stock is qualified for quotation on the OTB Bulletin Board; and

            (xi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Purchaser.

            (xii) The Purchaser shall have received General Release dated as of the Closing Date from the Seller, the form of which is attached hereto as Exhibit A.

            The Purchaser may waive any condition specified in this Section 11(a) at or prior to the Closing in writing executed by the Purchaser.

      (b) Conditions to Obligation of the Seller. The obligations of the Seller to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 7 shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Purchaser shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 11(b)(i)-(iii) is satisfied in all respects;

            (v) the Purchaser shall have caused to be prepared the Company's required filing on Form 8-K and, if required, a Schedule 14f-1 information statement, the costs of which shall be at the sole expense of the Purchaser; and

            (vi) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Seller.

            The Seller may waive any condition specified in this Section 11(b) at or prior to the Closing in writing executed by the Seller.

12. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties. All of the representations, warranties and covenants of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of twenty four (24) months thereafter.

      (b) Indemnification Provisions for Benefit of the Purchasers.

            (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 12(a), provided that the Purchaser makes a written claim for indemnification against the Seller within such survival period, then the Seller shall indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (ii) The Seller shall indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (A) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (B) for the unpaid taxes of any Person (other than the Company) under Section 1.1502-6 of the Regulations adopted under the Internal Revenue Code of 1986, as amended (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (iii) The Seller shall indemnify the Purchaser from and against the entirety of any Liabilities arising out of the ownership of the Seller Shares or operation of the Company prior to the Closing.

            (iv) The Seller shall indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other Liabilities of the Company existing as of the Closing Date.

      (c) Indemnification Provisions for Benefit of the Seller. In the event the Purchaser breaches (or in the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 12(a), provided that the Seller makes a written claim for indemnification against the Purchaser within such survival period, then the Purchaser shall indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 12, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 12(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 12.

            (v) Other Indemnification Provisions. The Seller hereby indemnifies the Company against any and all claims that may be filed by a current or former officer, director or employee of the Seller by reason of the fact that such person was a director, officer, employee, or agent of the Company or was serving the Company at the request of the Seller or the Company as a partner, trustee, director, officer, employee, or agent of another entity, whether such claim is for accrued salary, compensation, indemnification, judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought against the Company (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to an agreement, applicable law, or otherwise).

13. Miscellaneous.

      (a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

      (b) Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction which is the subject of this Agreement, without the consent of the other Parties. Neither the Seller nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser; provided, however, that the Company may without notice or approval make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Seller and the Company will use their best efforts to advise the other Parties prior to making the disclosure).

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Seller; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder unless and only to the extent that Seller agrees in writing.

      (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:

      Edward Lynch
      289 Blue Sky Parkway
      Lexington, KY 40509
      Tel: (859) 685-0006
      Fax: (859) 685-0006

If to the Purchaser:

      Brendan Hughes, Esq.
      Eaton & Van Winkle, LLP
      3 Park Avenue
      New York, New York 10016

      Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      (j) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration in accordance with the governing law provisions of Section 13(i) and the then existing commercial arbitration rules of the American Arbitration Association before a panel of three (3) arbitrators in New York, New York, selected within thirty (30) days of the commencement of such arbitration, with each participant selecting one arbitrator and the two so selected selecting the third (or the third being selected by the American Arbitration Association if agreement on a third is not reached within thirty (30) days); and the Parties agree that any judgment or award rendered by such arbitrators shall be a final and binding determination as to such matter or matters and may be entered in any court having jurisdiction thereof. The arbitrators shall award fees and expenses (including reasonable attorney fees and expenses) to the prevailing party or, if they determine there is no prevailing party, as they may otherwise determine..

      (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (m) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Purchaser shall pay 100% of the costs and expenses of the escrow, as provided in the Escrow Agreement.

      (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (o) Incorporation of Exhibits and Schedules. Any exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13(j)), in addition to any other remedy to which they may be entitled, at law or in equity.

      (q) Seller Acknowledgements. The Seller acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice and that this Agreement has been prepared by Purchaser's counsel; (iii) understands the terms and consequences of the this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that Tree Anchor Law Firm, PLLC is acting as counsel to the Company and the Seller in connection with the transactions contemplated by this Agreement and that the law firm of Eaton & Van Winkle, LLP is acting as counsel to the Purchaser in connection with the transactions contemplated by this Agreement and that. Tree Anchor Law Firm, PLLC is not acting as counsel for the Purchaser

      (r) Purchaser Acknowledgements. The Purchaser acknowledges that it: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice and that this Agreement has been prepared by counsel of its choice; (iii) understands the terms and consequences of the this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that Tree Anchor Law Firm, PLLC is acting as counsel to the Company in connection with the transactions contemplated by this Agreement and that the law firm of Eaton & Van Winkle, LLP is acting as counsel to the Purchaser in connection with the transactions contemplated by this Agreement, and that. Tree Anchor Law Firm, PLLC is not acting as counsel for the Purchaser.

Exhibit A: General Release From Seller

Exhibit B: Note

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement the date first above written.

                                                PURCHASER:

                                                --------------------------------
                                                Xia Wu:


                                                SELLER:

                                                --------------------------------
                                                Edward Lynch